As filed with the Securities and Exchange Commission on February 29, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AMICUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	71-0869350 (IRS Employer Identification Number)

1 Cedar Brook Drive, Cranbury, NJ 08512

(609) 662-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John F. Crowley

Chief Executive Officer

Amicus Therapeutics, Inc.

1 Cedar Brook Drive

Cranbury, New Jersey 08512

(609) 662-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Common Stock, par value $0.01 per share	$100,000,000	$10,070

(1)                                 Estimated for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)                                 Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.

Prospectus

AMICUS THERAPEUTICS, INC.

Up to $100,000,000 of Shares of Common Stock

We have entered into a sales agreement with Cowen and Company, LLC, or Cowen, relating to shares of our common stock offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock (not to exceed 24,917,067 shares) having an aggregate offering price of up to $100,000,000 from time to time through Cowen as our sales agent.

Our common stock is listed on The NASDAQ Global Market under the symbol “FOLD.” The last reported sale price of our common stock on The NASDAQ Global Market on February 26, 2016 was $6.23 per share.

Cowen may sell shares of our common stock by methods deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on The NASDAQ Global Market, on any other existing trading market for our common stock or to or through a market maker.  In addition, with our prior written approval, Cowen may also sell shares of our common stock by any other method permitted by law, including in negotiated transactions. Cowen will act as sales agent using its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The NASDAQ Stock Market LLC. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cowen will be entitled to compensation at a fixed commission rate up to 3.0% of the gross proceeds per share sold through it as sales agent under the sales agreement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 3 of this prospectus and under similar headings in the other documents that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Cowen and Company

The date of this prospectus is February 29, 2016.

Prospectus

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell shares of our common stock (not to exceed 24,917,067 shares) having an aggregate offering price of up to $100,000,000 under this prospectus at prices and on terms to be determined by market conditions at the time of the offering.

Before buying any of the shares of common stock offered hereby, we urge you to read carefully this prospectus, together with the information incorporated herein by reference as described below under the heading “Incorporation of Certain Information by Reference.” This prospectus contains information about the common stock offered.

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not, and Cowen has not, authorized anyone to provide you with different or additional information.

We are not making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or the time of any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly-available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

ii

This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference herein are the property of their respective owners.

Unless the context otherwise requires, in this prospectus the “Company,” “we,” “us,” “our” and similar names refer to Amicus Therapeutics, Inc. and its consolidated subsidiaries, unless the context indicates otherwise

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under the headings “Risk Factors” on page 3 of this prospectus and under similar headings in the other documents that are incorporated by reference herein.

Overview

We are a global, late-stage, patient-focused biotechnology company engaged in the discovery and development of a diverse set of novel treatments for patients living with devastating rare and orphan diseases. We own exclusive global rights to three clinical programs that have the potential to address significant unmet needs, each with $500 million to $1 billion estimated global market opportunities.

Our lead product candidate, migalastat HCl (“migalastat”), is an orally administered small molecule pharmacological chaperone for the treatment of Fabry disease, a Lysosomal Storage Disorder (“LSD”). The European Medicines Agency (“EMA”) is currently reviewing our Marketing Authorisation Application (“MAA”) for migalastat as the first potential personalized medicine for Fabry disease. We are also in Phase 3 clinical development of a novel topical cream, SD-101 (allantoin 6%), for the treatment of the genetic connective tissue disorder Epidermolysis Bullosa (“EB”) for which no other pharmacological therapies are approved. We have also initiated a clinical study in patients with Pompe disease, another LSD, to investigate our novel treatment paradigm that consists of ATB200, a uniquely engineered recombinant human acid alpha-glucosidase (rhGAA) enzyme with an optimized carbohydrate structure to enhance uptake, co-administered with a pharmacological chaperone, AT2221, to improve activity and stability. Leveraging our biologics capabilities and platform technologies, we have the potential to develop additional novel enzyme replacement therapies (“ERTs”) for Fabry disease and other LSDs. We believe that our platform technologies and our advanced product pipeline uniquely position us at the forefront of developing therapies to address significant unmet needs for devastating rare and orphan diseases.

Corporate Information

We were incorporated under the laws of the State of Delaware on February 4, 2002. Our global headquarters are located at 1 Cedar Brook Drive, Cranbury, NJ 08512 and our telephone number is (609) 662-2000. Our website address is www.amicusrx.com. We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC.  Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

THE OFFERING

Common stock offered by us	Shares of common stock (not to exceed 24,917,067 shares) having an aggregate offering price of up to $100,000,000.

Manner of offering	“At the market” offering made from time to time through our sales agent, Cowen and Company, LLC, or Cowen. See “Plan of Distribution” on page 12 of this prospectus.

Use of Proceeds

We currently intend to use the net proceeds of this offering for investment in the global commercial infrastructure for migalastat HCl, the continued clinical development of our product candidates and for other general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical and pre-clinical trial expenditures, commercialization expenditures, acquisitions of new technologies or businesses, and investments. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from this offering. As a result, our management will retain broad discretion in the allocation and use of the net proceeds from this offering. See “Use of Proceeds” on page 6 of this prospectus.

Risk Factors

An investment in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” on page 3 of this prospectus and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus.

NASDAQ Global Market Symbol	Our common stock is quoted and traded on The NASDAQ Global Market under the symbol “FOLD.”

RISK FACTORS

Investing in shares of our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described in the section entitled “Risk Factors” contained in this prospectus and in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC or in any Current Report on Form 8-K we may file. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Further, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

Risks Related to this Offering

We have broad discretion in the use of the net proceeds of this offering and, despite our efforts, we may use the proceeds in a manner that does not improve our operating results or increase the value of your investment.

We currently anticipate that the net proceeds from the sale of our common stock will be used for investment in the global commercial infrastructure for migalastat HCl, the continued clinical development of our product candidates and for other general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical and pre-clinical trial expenditures, commercialization expenditures, acquisitions of new technologies or businesses, and investments. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds of this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Please see the section entitled “Use of Proceeds” on page 6 of this prospectus for further information.

If you purchase the common stock sold in this offering, you will experience immediate dilution as a result of this offering and future equity issuances.

Because the price per share of our common stock being offered may be higher than the book value per share of our common stock, you may suffer immediate substantial dilution in the net tangible book value of the common stock you purchase in this offering. See the section entitled “Dilution” on page 8 of this prospectus for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant.  Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

The issuance of additional shares of our common stock in future offerings could be dilutive to stockholders if they do not invest in future offerings. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus and the documents incorporated by reference herein regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “potential,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “should,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward- looking statements contain these identifying words.

The forward-looking statements in this prospectus and the documents incorporated by reference herein include, among other things, statements about:

•                  our expectations related to the use of proceeds, if any, from this offering;

•                  the progress and results of our clinical trials of our drug candidates, including our pharmacological chaperone migalastat HCl;

•                  the cost of manufacturing drug supply for our clinical and preclinical studies, including the significant cost of new Fabry ERT cell line development and manufacturing as well as the cost of manufacturing Pompe ERT;

•                  the scope, progress, results and costs of preclinical development, laboratory testing and clinical trials for our product candidates including those testing the use of pharmacological chaperones co-formulated and co-administered with ERT and for the treatment of LSDs;

•                  the future results of on-going or later clinical trials for SD-101 (“Zorblisa”), including our ability to obtain regulatory approvals and commercialize Zorblisa and obtain market acceptance of Zorblisa

•                  the costs, timing and outcome of regulatory review of our product candidates;

•                  the number and development requirements of other product candidates that we pursue;

•                  the costs of commercialization activities, including product marketing, sales and distribution;

•                  the emergence of competing technologies and other adverse market developments;

•                  our ability to obtain reimbursement for migalastat HCl;

•                  our ability to commercialize migalastat HCl in the European Union;

•                  the costs of preparing, filing and prosecuting patent applications and maintaining, enforcing and defending intellectual property related claims;

•                  the extent to which we acquire or invest in businesses, products and technologies;

•                  our ability to successfully integrate our recent acquisition of Scioderm, Inc. and its products and technology into our business, including the possibility that the expected benefits of the transaction will not be fully realized by us or may take longer to realize than expected; and

•                  our ability to establish collaborations and obtain milestone, royalty or other payments from any such collaborators.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.  Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make.  We have included important factors in the cautionary statements included in this prospectus, particularly under “Risk Factors” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make.  Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make.

You should read this prospectus and the documents that we incorporate by reference herein completely and with the understanding that our actual future results may be materially different from what we expect.  We do not assume any obligation to update any forward-looking statements.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus and in the registration statement of which this prospectus is a part.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $100.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We currently intend to use the net proceeds from the sale of the shares of common stock offered by us hereunder, if any, for investment in the global commercial infrastructure for migalastat HCl, the continued clinical development of our product candidates and for other general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical and pre-clinical trial expenditures, commercialization expenditures, acquisitions of new technologies or businesses, and investments.

We may also invest our net proceeds temporarily in mutual and money market funds, bank certificates of deposit and investment-grade commercial paper, corporate notes, and government securities until we use them for their stated purpose

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for our products. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the shares of common stock offered by us hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends to holders of our common stock in the foreseeable future.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share and our as adjusted net tangible book value per share immediately after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

Our net tangible book value as of December 31, 2015 was approximately $(337) million, or $(2.69) per share. After giving effect to the assumed sale by us of an aggregate of $100 million in shares of common stock in this offering at an assumed offering price of $6.23 per share, which was the last reported sale price of our common stock on The NASDAQ Global Market on February 26, 2016, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2015, would have been approximately $(240) million, or $(1.70) per share of common stock. This represents an immediate increase in the net tangible book value of $0.99 per share to our existing stockholders and an immediate dilution in the net tangible book value of $7.93 per share of common stock to investors purchasing common stock in this offering. The following table illustrates this calculation on a per share basis:

Assumed offering price per share of common stock		$6.23
Net tangible book value per share as of December 31, 2015	$(2.69)
Increase in net tangible book value per share after this offering	$0.99
As adjusted net tangible book value per share as of December 31, 2105 after giving effect to this offering		$(1.70)
Dilution per share to investors participating in this offering		$7.93

The table above assumes for illustrative purposes that an aggregate of 16,051,364 shares of our common stock are sold at a price of $6.23 per share, which was the last reported sale price of our common stock on The NASDAQ Global Market on February 26, 2016. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.25 per share in the price at which the shares are sold from the assumed offering price of $6.23 per share shown in the table above, assuming all of our common stock in the gross aggregate amount of $100 million is sold at that price, would decrease our as adjusted net tangible book value per share after the offering to $(1.71) per share and would increase the dilution in net tangible book value per share to new investors in this offering to $8.19 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $0.25 per share in the price at which the shares are sold from the assumed offering price of $6.23 per share shown in the table above, assuming all of our common stock in the gross aggregate amount of $100 million is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $(1.69) per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $7.67 per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

The number of shares of our common stock to be outstanding immediately after this offering is based on 125,027,034 shares of common stock outstanding as of December 31, 2015. Unless specifically stated otherwise, the information in this prospectus is as of December 31, 2015 and excludes:

•                  11,729,170 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2015, at a weighted average exercise price of $7.11 per share, of which options to purchase 5,582,164 shares of our common stock were then exercisable;

•                  1,349,998 shares of our common stock issuable upon the exercise of warrants issued in an offering conducted in October 2015, and which remained outstanding as of December 31, 2015, each with an exercise price of $16.84 per share, which will be exercisable between October 1, 2015 and October 1, 2020;

•                  1,850,000 shares of our common stock issuable upon the exercise of warrants issued in an offering conducted in February 2016, each with an exercise price of $7.98 per share, which will be exercisable between February 19, 2016 and February 19, 2021;

•                  478,500 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of December 31, 2015; and

•                  an aggregate of 2,351,120 shares of our common stock reserved for future grants of stock options (or other similar equity instruments) under our 2007 Stock Option Plan and our 2007 Director Option Plan as of December 31, 2015.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is subject to and qualified in its entirety by reference to our certificate of incorporation and by-laws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

As of December 31, 2015, we are authorized to issue 250,000,000 shares of common stock, $0.01 par value per share and 10,000,000 shares of preferred stock, $0.01 par value per share. As of December 31, 2015, we had 125,027,034 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any outstanding preferred stock.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

The NASDAQ Global Market

Our common stock is listed on The NASDAQ Global Market under the symbol “FOLD.”

Preferred Stock

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of our preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of our preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

Provisions in our Certificate of Incorporation and Bylaws and Delaware Law that may have Anti-Takeover Effects

Provisions in our corporate charter and our bylaws may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which our stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. Because our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team. Among others, these provisions:

•                  establish a classified board of directors, and, as a result, not all directors are elected at one time;

•                  allow the authorized number of our directors to be changed only by resolution of our board of directors;

•                  limit the manner in which stockholders can remove directors from our board of directors;

•                  establish advance notice requirements for stockholder proposals that can be acted on at stockholder meetings and nominations to our board of directors;

•                  require that stockholder actions must be effected at a duly called stockholder meeting and prohibit actions by our stockholders by written consent;

•                  limit who may call stockholder meetings;

•                  authorize our board of directors to issue preferred stock, without stockholder approval, which could be used to institute a “poison pill” that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by our board of directors; and

•                  require the approval of the holders of at least 67% of the outstanding voting stock to amend or repeal certain provisions of our charter or bylaws.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Cowen and Company, LLC, or Cowen, under which we may issue and sell from time to time shares of our common stock (not to exceed 24,917,067 shares) having an aggregate offering price of up to $100,000,000 through Cowen acting as agent. The form of the sales agreement will be filed as an exhibit to a report filed under the Exchange Act, and incorporated by reference in this prospectus. Sales of the common stock, if any, will be made at market prices by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including sales made directly on The NASDAQ Global Market and any other existing trading market for the common stock or to or through a market maker. In addition, with our express authorization, Cowen may also sell our common stock by any other method permitted by law including in negotiated transactions and Cowen may also purchase shares of our Common Stock as a principal.

Cowen will offer the common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of common stock to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the sales agreement, upon delivery by us of a placement notice, Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or Cowen may suspend the offering of the common stock being made through Cowen under the sales agreement upon proper notice to the other party. We and Cowen each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

The aggregate compensation payable to Cowen as sales agent will be up to 3.0% of the gross proceeds from the sales of our common stock pursuant to the sales agreement.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Cowen will provide written confirmation to us following the close of trading on The NASDAQ Global Market, each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume-weighted average price of the shares sold and the net proceeds to us.

We will report at least quarterly the number of shares of common stock sold through Cowen under the sales agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of common stock.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the third trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of the common stock on our behalf, Cowen may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cowen may be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act.  In addition, we have agreed, under certain circumstances, to reimburse a portion of the expenses of Cowen in connection with the offering, including the expenses of its counsel not to exceed $50,000.  As sales agent, Cowen will not engage in any transactions that stabilize our common stock.

We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the sales agreement, will be approximately $275,000.  We also have agreed to reimburse Cowen for the expenses of its FINRA counsel fees up to $10,000.  In accordance with FINRA Rule 5110, this reimbursed expense is deemed underwriting compensation for this offering.

Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received, and may in the future receive, customary fees.

LEGAL MATTERS

The validity of the shares of common stock offering by this prospectus is being passed upon for us by Pepper Hamilton LLP.  Certain matters will be passed upon for Cowen by Morgan, Lewis & Bockius LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of our internal control over financial reporting as of December 31, 2015, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the U.S. Securities and Exchange Commission. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading “Incorporation of Certain Information by Reference.” In addition, you may request copies of these filings at no cost, by writing or telephoning us at the following address or telephone number:

Office of the Corporate Secretary

Amicus Therapeutics, Inc.

1 Cedar Brook Drive

Cranbury, NJ 08512

(609) 662-2000

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-33497):

•                  Our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 29, 2016;

•                  Our Current Reports on Form 8-K filed with the SEC on February 22, 2016 and February 26, 2016; and

•                  The description of our common stock contained in our registration statement on Form 8-A (File No. 001-33497) filed on May 23, 2007, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

To obtain copies of these filings, see “Where You Can Find More Information” on page 14 of this prospectus.

$100,000,000

Common Stock

Prospectus

Cowen and Company

February 29, 2016

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities.

SEC Registration Fee	$10,070
Legal Fees and Expenses	$200,000
Accounting Fees and Expenses	$75,000
Printing Fees and Expenses	$5,000
Miscellaneous Fees and Expenses	$5,000
Total:	$295,070

Item 15.  Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s restated certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The Registrant’s restated certificate of incorporation provides that the Registrant will, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law and the Registrant’s by-laws (each as amended from time to time), indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the request of the Registrant, as a director, officer, partner, or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by, or on behalf of, the Indemnitee in connection with such action, suit or proceeding and any appeal therefrom. Such indemnification may include payment by the Registrant of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the Indemnitee (such undertaking acceptable by the Registrant without reference to the financial ability of the Indemnitee) to repay such payment if it is ultimately determined that the Indemnitee is not entitled to indemnification under the Registrant’s restated certificate of incorporation; however, the Registrant will not indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person, unless such initiation was approved by the Registrant’s board of directors. Also, the indemnification rights provided in the Registrant’s restated certificate of incorporation (i) are not exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) will inure to the benefit of the heirs, executors and administrators of such persons. The Registrant may, to the extent authorized from time to time by its board of directors, grant indemnification rights to other employees of the Registrant or other persons serving the Registrant and such rights may be equivalent to, or greater or less than, those set forth in the Registrant’s restated certificate of incorporation.

The Registrant has entered into indemnification agreements with each of its directors. These agreements, among other things, require the Registrant to indemnify each director to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director in any action or proceeding, including any action or proceeding by or in right of the Registrant, arising out of the person’s services as a director.

The Registrant maintains a general liability insurance policy that covers certain liabilities of the Registrant’s directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In any underwriting agreement that the Registrant enters into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, the Registrant, its directors, its officers and persons who control the Registrant within the meaning of the Securities Act, against certain liabilities.

Item 16.  Exhibits

Exhibit No.	Description
1.1*

Sales Agreement, dated as of February 26, 2016, between the Registrant and Cowen and Company, LLC (incorporated by reference to Exhibit 10.1 of a Current Report on Form 8-K filed with the SEC on February 26, 2016

4.1*	Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K filed with the Commission on February 28, 2012)
4.2*

Restated By-laws of the of the registrant (incorporated by reference to Exhibit 3.4 of the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-141700), as amended, originally filed with the Commission on April 27, 2007)

4.4*

Specimen Stock Certificate evidencing shares of common stock (incorporated by reference to Exhibit 4.1 of the registrant’s Registration Statement on Form S-1 (Registration No. 333-141700), as amended, originally filed with the SEC on March 30, 2007)

5.1	Opinion of Pepper Hamilton LLP (filed herewith)
23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP (filed herewith)
24.1	Power of attorney (included on the signature page hereto)

* Incorporated by reference.

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however , that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)           that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)           to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)           that, for the purpose of determining liability under the Securities Act to any purchaser: (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)           that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Amicus Therapeutics, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the in the township of Cranbury, New Jersey, on the 29th day of February, 2016.

AMICUS THERAPEUTICS, INC.

By:	/s/ JOHN F. CROWLEY
John F. Crowley
Chairman and Chief Executive Office

POWER OF ATTORNEY

We, the undersigned officers and directors of Amicus Therapeutics, Inc., hereby severally constitute and appoint John F. Crowley and William D. Baird, III, and all or any one of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN F. CROWLEY	Chairman and Chief Executive Officer	February 29, 2016
John F. Crowley	(Principal Executive Officer)

/s/ WILLIAM D. BAIRD, III	Chief Financial Officer	February 29, 2016
William D. Baird, III	(Principal Financial Officer)

/s/DAPHNE QUIMI	Senior Vice President, Finance	February 29, 2016
Daphne Quimi	(Principal Accounting Officer)

/S/ SOL J. BARER PH.D.	Director	February 29, 2016
Sol J. Barer Ph.D.

/s/ ROBERT ESSNER	Director	February 29, 2016
Robert Essner

/s/ DONALD J. HAYDEN, JR.	Director	February 29, 2016
Donald J. Hayden, Jr.

/s/ TED W. LOVE, M.D.	Director	February 29, 2016
Ted W. Love, M.D.

/s/ MARGARET G. MCGLYNN, R.PH.	Director	February 29, 2016
Margaret G. McGlynn, R.Ph.

/s/ MICHAEL G. RAAB	Director	February 29, 2016
Michael G. Raab

/s/ GLENN SBLENDORIO	Director	February 29, 2016
Glenn Sblendorio

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Pepper Hamilton LLP
23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
24.1	Power of attorney (included on the signature page hereto)